US.355725891.05 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 PPL Corporation’s common stock, par value $0.01 per share (the “Common Stock”), is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). PPL Corporation Common Stock The description below is a summary of certain provisions of PPL Corporation’s capital stock, including the Common Stock. The Pennsylvania Business Corporation Law, or BCL, and the Amended and Restated Articles of Incorporation (the “Articles”) and bylaws of PPL Corporation (the “Bylaws”) determine the rights and privileges of holders of PPL Corporation’s capital stock. We encourage you to read such documents, which have been filed with the SEC, and the Pennsylvania law for more information regarding such capital stock. Any statement made herein with reference to the Articles, the Bylaws or the BCL is qualified in its entirety by such reference. Defined terms used in this summary description of the Common Stock shall apply only to this summary description and the Common Stock. Authorized Capital The authorized capital stock of PPL Corporation consists of 1,560,000,000 shares of Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Common Stock Voting Rights. Holders of Common Stock are entitled to one vote for each share held by them on matters presented to shareowners. Except as otherwise provided in the BCL, or the Articles or Bylaws, any corporate action to be taken by vote of shareowners shall be authorized by majority vote. Our shareowners do not have the right to cumulate their votes in the election of directors. Dividends. Subject to the prior rights and preferences, the holders of Common Stock are entitled to receive equally such dividends on the Common Stock as may be declared by the Board of Directors of PPL Corporation (the “Board”) out of funds legally available for this purpose. Neither PPL Corporation nor PPL Capital Funding, Inc. (“PPL Capital Funding”) may declare or pay any cash dividend or distribution on its capital stock during any period in which PPL Capital Funding defers interest payments on the 2007

US.355725891.05 Notes. At December 31, 2022, no interest payments had been deferred on the 2007 Notes. As a practical matter, PPL Corporation’s ability to pay dividends will be affected by the ability of its operating subsidiaries to pay dividends to PPL Corporation, which ability may be limited by operating, contractual or regulatory restrictions applicable to them from time to time. Liquidation Rights. After satisfaction of the preferential liquidation rights of any preferred stock, the holders of Common Stock are entitled to receive any further dividends and shares upon liquidation, dissolution, winding up or distribution. Preemptive and Other Rights. The holders of Common Stock do not have preemptive rights as to additional issues of Common Stock or conversion rights. The shares of Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions. Preferred Stock PPL Corporation’s Board is authorized, without further shareowner action, to authorize the issuance of preferred stock from time to time in one or more classes or series, and to fix, at the time of issuance, the distinctive designations, terms, relative rights, privileges, qualifications, limitations, options, conversion rights, preferences and voting powers, and such prohibitions, restrictions and qualifications of voting or other rights and powers except as they are fixed and determined in the Articles. No shares of preferred stock have been issued. Possible Anti-Takeover Measures Certain provisions of the Articles and Bylaws, including provisions requiring advance notice for shareowner nominations for directors or for bringing business before an annual meeting, the absence of cumulative voting in the election of directors and the ability of the Board to create and establish series of preferred stock and the terms thereof, could have the effect of discouraging unilateral tender offers or other attempts to take over and acquire the business of PPL Corporation. These provisions may limit the ability of individuals to bring matters before shareowner meetings, change the composition of the Board and pursue a merger, takeover, business combination or tender offer involving PPL Corporation, and, accordingly, under certain circumstances, could encourage a potentially interested purchaser to negotiate with the Board rather than pursue a non-negotiated takeover attempt, including one which shareowners might favor, and could reduce the market value of the Common Stock. In addition to provisions in the Articles and Bylaws, the requirements of applicable law, including Pennsylvania corporation and utility regulatory laws, could make it difficult for a purchaser to acquire PPL Corporation.

US.355725891.05 The Articles and Bylaws include, among other things, provisions related to the following: Shareowners’ Right to Call a Special Meeting. PPL Corporation’s Articles and Bylaws provide that shareowners have the right, subject to certain exceptions specified in the Bylaws, to call special meetings, provided that the shareowners satisfy the requirements specified in the Bylaws. At any time, a special meeting of shareowners may be called by shareowners having a combined interest in at least 25% of the votes that all voting shareowners, voting as a single class, are entitled to cast at a particular special meeting, measured by such shareowners’ net long beneficial ownership as defined in the Bylaws. PPL Corporation’s Bylaws provide the procedures that a shareowner must follow to call a special meeting and require the requesting shareowner to deliver a written petition that must include specific information. Advance Notice of Shareowner Nominations for Director and Shareowner Proposals of Other Business. Owners of Common Stock have the right to make nominations for the election of directors at a shareowner meeting or to bring other business to be transacted at an annual meeting; provided that they satisfy the requirements specified in the Bylaws, including providing notice within the prescribed time periods. A shareowner must follow the advance notice procedures set out in the Bylaws, and any such notice must also contain certain information as specified in the Bylaws. Proxy Access. Pursuant to the Bylaws, a shareowner, or a group of up to 25 shareowners, owning 3% or more of PPL Corporation’s outstanding Common Stock continuously for at least three years, has the right, subject to certain exceptions specified in the Bylaws, to nominate, and include in PPL Corporation’s proxy materials, directors constituting up to the greater of (a) 20% of the Board and (b) two directors, provided that the shareowner and the nominee satisfy the requirements specified in the Bylaws. A shareowner’s notice must be received within the time periods prescribed in the Bylaws and contain certain information as specified in the Bylaws. Pennsylvania Business Corporation Law. Section 1715 of the BCL permits directors of a Pennsylvania corporation to consider the interest of constituencies other than shareholders, such as employees, suppliers, customers and the community, in discharging their duties. In addition, Section 1725 of the BCL authorizes a majority of our board of directors, even though less than a quorum, to fill vacancies on the board, including vacancies resulting from an increase in the authorized number of directors. Further, the BCL includes control share notice and other provisions related to the acquisition and ownership of 20% or more of a corporation’s voting stock as well as limitations on business combinations with interested shareholders, and the BCL expressly provides that directors do not violate

US.355725891.05 their fiduciary duty solely by relying on shareholders’ rights plans or other anti-takeover provisions of the BCL. The effect of these provisions may be to deter hostile takeovers at a price higher than the prevailing market price for our Common Stock. Listing The outstanding shares of Common Stock are listed on the New York Stock Exchange. Transfer Agents and Registrars The Transfer Agent and Registrar for the Common Stock is Equiniti Trust Company.